                                                                    Exhibit 99.1

BANKRUPTCY MANAGEMENT
SOLUTIONS, INC.
Financial Statements
December 31, 2005 and 2004

                                  Page 7 of 30

BANKRUPTCY MANAGEMENT SOLUTIONS, INC.
Index
December 31, 2005 and 2004
--------------------------------------------------------------------------------

                                                                         Page(s)

Report of Independent Auditors.................................................9

Financial Statements

Notes to Financial Statements............................................14 - 18

                                  Page 8 of 30

                         Report of Independent Auditors

To the Board of Directors and Stockholders
Bankruptcy Management Solutions, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Bankruptcy Management Solutions, Inc. at
December 31, 2005 and December 31, 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Irvine, California

March 2, 2006

                                  Page 9 of 30

BANKRUPTCY MANAGEMENT SOLUTIONS, INC.
Balance Sheets
At December 31, 2005 and 2004
--------------------------------------------------------------------------------

                                                                        2005             2004
                                                                    -------------    -------------
Assets
Current assets
   Cash and cash equivalents ....................................   $  12,676,442    $  54,946,283
   Accounts receivable, trade ...................................       3,901,181        1,780,217
   Prepaid expenses and other current assets ....................         407,533          406,420
   Income taxes receivable ......................................              --           10,298
   Deferred tax assets ..........................................         116,005               --
                                                                    -------------    -------------
     Total current assets .......................................      17,101,161       57,143,218
                                                                    -------------    -------------
Long-term assets
   Property and equipment, net ..................................       2,804,358        3,160,927
   Goodwill .....................................................       1,592,624        1,592,624
   Other intangibles, net .......................................      28,936,105       34,540,788
   Deferred financing costs, net ................................       3,925,299        4,913,575
   Deferred tax assets ..........................................       2,236,010        1,875,060
                                                                    -------------    -------------
       Total assets .............................................   $  56,595,557    $ 103,226,192
                                                                    =============    =============
Liabilities and Stockholders' Equity (Deficit)
Current liabilities
   Accounts payable .............................................   $     483,967    $     625,228
   Accrued expenses .............................................       2,544,606        4,583,659
   Income taxes payable .........................................       1,481,845               --
   Dividends payable ............................................              --       48,046,752
   Current portion of long-term debt ............................       4,200,000        4,200,000
                                                                    -------------    -------------
     Total current liabilities ..................................       8,710,418       57,455,639
                                                                    -------------    -------------
Long-term debt, less current portion ............................      76,582,554       80,807,875
                                                                    -------------    -------------
Commitments .....................................................              --               --
Stockholders' equity
   Common stock .................................................          51,344           51,364
   Additional paid in capital ...................................      15,928,519       15,928,539
   Accumulated deficit ..........................................     (44,677,278)     (51,017,225)
                                                                    -------------    -------------
     Total stockholders' equity (deficit) .......................     (28,697,415)     (35,037,322)
                                                                    -------------    -------------
       Total liabilities and stockholders' equity (deficit) .....   $  56,595,557    $ 103,226,192
                                                                    =============    =============

                 See accompanying notes to financial statements.

                                  Page 10 of 30

BANKRUPTCY MANAGEMENT SOLUTIONS, INC.
Statements of Operations
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

                                                      2005             2004
                                                  ------------     ------------

Revenues ....................................     $ 38,307,001     $ 19,720,358
Cost of sales ...............................        3,602,308        3,368,439
                                                  ------------     ------------
Gross profit ................................       34,704,693       16,351,919
                                                  ------------     ------------
Other costs and expenses
   Selling, general and administrative ......        6,517,222        5,343,922
   Loss on early extinguishment of debt .....               --        4,040,062
   Depreciation and amortization ............        7,341,432        6,881,844
                                                  ------------     ------------
     Total costs and expenses ...............       13,858,654       16,265,828
                                                  ------------     ------------
Income from operations ......................       20,846,039           86,091
Interest expense, net .......................       10,378,190        5,033,443
                                                  ------------     ------------
Income (loss) before income taxes ...........       10,467,849       (4,947,352)
Provision (benefit) for income taxes ........        4,127,902       (1,908,250)
                                                  ------------     ------------
     Net income (loss) ......................     $  6,339,947     $ (3,039,102)
                                                  ============     ============

                 See accompanying notes to financial statements.

                                  Page 11 of 30

BANKRUPTCY MANAGEMENT SOLUTIONS, INC.
Statements of Stockholders' Equity (Deficit)
Years Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

                            Class A                 Class B                Class C                         Retained        Note
                          Common Stock            Common Stock         Stock Repurchased     Additional    Earnings     Receivable
                     --------------------  -------------------------  --------------------    Paid-in      (Accumu-     From Stock-
                       Shares     Amount       Shares        Amount      Shares   Amount      Capital    lated Deficit)   holders       Total
                     ---------- ---------  ------------  -----------  ----------- --------  ------------ -------------  ------------ -----------
Balance at
   December 31, 2003.     2,000 $      20     4,393,536  $    43,935          -- $      -- $ 15,871,132  $     68,629  $   (569,687)$ 15,414,029
Sale of common stock.        82         1            --           --          --        --       49,999            --            --       50,000
Sale of common stock.        --        --       741,775        7,418          --        --        7,418            --            --       14,836
Repurchase of
   common stock .....        --        --        (1,000)         (10)         --        --          (10)           --            --          (20)
Payment of note
   receivable .......        --        --            --           --          --        --           --            --       569,687      569,687
Exchange of
   common stock .....        --        --    (4,221,012)     (42,210)  4,221,012    42,210           --            --            --           --
Net loss ............        --        --            --           --          --        --           --    (3,039,102)           --   (3,039,102)
Dividends declared ..        --        --            --           --          --        --           --   (48,046,752)           --  (48,046,752)
                     ---------- ---------  ------------  ----------- ----------- --------- ------------  ------------  ------------ ------------
Balance at
   December 31, 2004.     2,082        21       913,299        9,133   4,221,012    42,210   15,928,539   (51,017,225)           --  (35,037,322)
Repurchase of
   common stock .....        --        --        (2,000)         (20)         --        --          (20)           --            --          (40)
Net income ..........        --        --            --           --          --        --           --     6,339,947            --    6,339,947
                     ---------- ---------  ------------  ----------- ----------- --------- ------------  ------------  ------------ ------------
Balance at
   December 31, 2005.     2,082 $      21       911,299  $     9,113   4,221,012 $  42,210 $ 15,928,519  $(44,677,278) $         -- $(28,697,415)
                     ========== =========  ============  =========== =========== ========= ============  ============  ============ ============

                 See accompanying notes to financial statements.

                                  Page 12 of 30

BANKRUPTCY MANAGEMENT SOLUTIONS, INC.
Statements of Cash Flows
December 31, 2005 and 2004
--------------------------------------------------------------------------------

                                                                                     2005            2004
                                                                                 ------------    ------------
Cash flows from operating activities
Net profit (loss) ............................................................   $  6,339,947    $ (3,039,102)
   Adjustments to reconcile net profit (loss) to net cash provided by operating activities
   Depreciation and amortization .............................................      8,329,707       7,922,988
   Deferred taxes ............................................................       (476,955)     (1,914,664)
   Increase in debt due to payment in kind interest and original issue
    discount accretion .......................................................        974,679         316,319
   Loss on disposal of property and equipment ................................         11,680              --
   Write-off of deferred financing costs and unamortized discount related
    to retired debt ..........................................................             --       3,794,095
   Changes in operating assets and liabilities
     Accounts receivable .....................................................     (2,120,964)       (967,791)
     Income tax receivable ...................................................         10,298         (10,298)
     Prepaid expenses and other current assets ...............................         (1,113)       (280,583)
     Accounts payable ........................................................       (141,261)        400,642
     Interest payable ........................................................        697,897         (80,715)
     Accrued expenses and other current liabilities ..........................     (2,736,950)      3,452,149
     Income taxes payable ....................................................      1,481,845              --
                                                                                 ------------    ------------
       Net cash provided by operating activities .............................     12,368,810       9,593,040
                                                                                 ------------    ------------

Cash flows from investing activities
Purchases of property and equipment ..........................................     (1,399,767)     (1,457,074)
Proceeds from disposal of property and equipment .............................          7,908              --
                                                                                 ------------    ------------
       Net cash used in investing activities .................................     (1,391,859)     (1,457,074)
                                                                                 ------------    ------------

Cash flows from financing activities
Payment of dividends .........................................................    (48,046,752)             --
Repayment of debt ............................................................     (5,200,000)     (1,000,000)
Payment in full of contingent note payable to seller .........................             --      (2,000,000)
Early extinguishment of debt .................................................             --     (31,951,857)
Issuance of debt .............................................................             --      85,000,000
Increase in deferred financing costs due to new debt .........................             --      (4,913,575)
Issuance of common stock .....................................................             --          64,836
Purchase of common stock .....................................................            (40)            (20)
Payment of subscribed stock receivable .......................................             --         569,687
                                                                                 ------------    ------------
       Net cash (used in) provided by financing activities ...................    (53,246,792)     45,769,071
                                                                                 ------------    ------------
       Increase in cash and cash equivalents .................................    (42,269,841)     53,905,037

Cash and cash equivalents
Beginning of year ............................................................     54,946,283       1,041,246
                                                                                 ------------    ------------
End of year ..................................................................   $ 12,676,442    $ 54,946,283
                                                                                 ============    ============

Supplemental disclosures of cash flow information
Cash paid during the year for
   Interest ..................................................................   $  7,773,213    $  3,723,744
   Income taxes ..............................................................      3,119,424          16,660

Noncash financing activity
Dividends declared ...........................................................             --    $ 48,046,752

                 See accompanying notes to financial statements.

                                  Page 13 of 30

BANKRUPTCY MANAGEMENT SOLUTIONS, INC.
Notes to Financial Statements
December 31, 2005 and 2004

1.       Organization and Summary of Significant Accounting Policies

         Description of Business
         Bankruptcy Management Solutions, Inc. (the "Company") operated as a division of a bank from 1984 to 2003. In December 2003 Lincolnshire
         Equity Fund II, L.P. joined with the management of Bankruptcy
         Management Solutions, Inc. (the "Company") to acquire the business from
         JP Morgan Chase for approximately $45 million.

         The Company provides technology-based case management solutions to trustees, law firms, and debtor companies that administer cases in the federal bankruptcy system.

         Basis of Presentation
         The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of
         America.

         Cash and Cash Equivalents
         The Company classifies cash on hand, deposits in banks, commercial paper, money market accounts and any other highly liquid investments with an original maturity of three months or less as cash and cash equivalents.

         Intangible Assets
         Intangible assets consist of goodwill, intellectual property, customer contracts and service agreements. Intellectual property, customer contracts and service agreements are being amortized on a straight-line basis over their estimated economic benefit period, ranging from 5 to
         15 years.

         The Company reviews its goodwill on an annual basis in December and between annual tests if events or changes in circumstances have indicated that the assets might be impaired in accordance with the provisions of Statements of Financial Accounting Standards ("SFAS") No.
         142, Goodwill and Intangible Assets.

         The Company reviews its other intangibles for impairment whenever events or changes in circumstances have indicated that the carrying amount of its assets might not be recoverable.

         Revenue Recognition
         Revenues are derived through the delivery of bankruptcy management services to bankruptcy trustees, law firms, and debtor companies. For its customers, the Company provides hardware, software related products, and back-office support at no direct charge. For these services the customers maintain bankruptcy estate deposit accounts at
         JP Morgan Chase through a contractual relationship with the Company.
         The Company then collects monthly fees based on custodial deposits maintained by its customers at JP Morgan Chase through a service agreement with JP Morgan Chase. Revenues are only recognized after the software related product is installed and deposits are transferred, and the revenue is earned and estimatable.

         Income Taxes
         The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of asset and liabilities and the related financial amounts. Deferred income taxes are recorded under the asset and liability method of accounting for income taxes, which requires the recognition of deferred income taxes, based upon the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets that are not expected to be realized.

         Use of Estimates
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates.

         Recently Issued Accounting Standards
         In December 2004, the FASB issued SFAS No. 123 (revised 2004)
         Share-Based Payment or FAS 123R. FAS 123R revises SFAS No. 123
         Accounting for Stock-Based Compensation, and supersedes APB No. 25
         Accounting for Stock Issued to Employees and related interpretations and SFAS No. 148 Accounting for Stock-Based Compensation-Transition and
         Disclosure. FAS 123R requires compensation cost relating to all share-based payments to employees to be recognized in the financial statements based on their fair values in the first interim or annual

                                 Page 14 of 30

         reporting period beginning after June 15, 2005. The pro forma disclosures previously permitted under FAS 123 will no longer be an alternative to financial statement recognition. As the Company has not granted any stock options, the Company does not expect adoption of this statement to have an impact on its financial statements.

         In December 2004, the FASB issued SFAS No. 153 Exchanges of Nonmonetary
         Assets - an amendment of Accounting Principles Board ("APB") Opinion
         No. 29 Accounting for Nonmonetary Transactions. The guidance in APB 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS 153 amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are applicable for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on the Company's financial statements.

         In May 2005, the FASB issued Statement of Financial Accounting
         Standards No. 154, Accounting Changes and Error Corrections--A
         Replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS 154
         requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived nonfinancial assets be accounted for as a change in accounting estimate affected by a change in accounting principle.
         SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued.
         Management does not believe the adoption of SFAS No. 154 will have a material impact on the Company's financial position and results of operations.

         Reclassifications
         Certain amounts in the prior year have been reclassified to conform to the current year presentation.

2.       Property and Equipment

         Property and equipment consist of the followings as of December 31,
         2005 and 2004:

                                                             2005            2004                 Estimated Useful Life
                                                             2005            2004                 Estimated Useful Life
                                                         ------------    ------------    -------------------------------------------
         Leasehold improvements........................  $     51,758    $     10,000     Shorter of 10 years or remainder of lease
         Office equipment..............................        72,321          25,000                   5 years
         Computer equipment and software...............     5,705,111       4,444,795                   3 years
                                                         ------------    ------------
                                                            5,829,190       4,479,795
         Accumulated depreciation and amortization.....    (3,024,832)     (1,318,868)
                                                         ------------    ------------
                                                         $  2,804,358    $  3,160,927
                                                         ============    ============

         Depreciation expense was $1,736,748 and $1,277,161 for the years ended
         December 31, 2005 and 2004, respectively.

3.       Intangible Assets

         Intangible assets consisted of the following as of December 31, 2005 and 2004:

                                                  Estimated Useful Life                             2005
                                                 -----------------------    ---------------------------------------------------
                                                                                                Accumulated
                                                                                 Cost           Amortization          Net
                                                                            --------------    ---------------   ---------------
         Intellectual property...............            5 years            $   21,059,000    $    (8,599,092)  $    12,459,908
         Customer lists......................           15 years                17,522,000         (2,384,938)       15,137,062
         Service agreements..................            8 years                 1,798,000           (458,865)        1,339,135
                                                                            --------------    ---------------   ---------------
                                                                            $   40,379,000    $   (11,442,895)  $    28,936,105
                                                                            ==============    ===============   ===============

                                 Page 15 of 30

                                                  Estimated Useful Life                             2004
                                                 -----------------------    ---------------------------------------------------
                                                                                                Accumulated
                                                                                 Cost           Amortization          Net
                                                                            --------------    ---------------   ---------------

         Intellectual property................           5 years            $   21,059,000    $    (4,387,292)  $    16,671,708
         Customer lists.......................          15 years                17,522,000         (1,216,805)       16,305,195
         Service agreements...................           8 years                 1,798,000           (234,115)        1,563,885
                                                                            --------------    ---------------   ---------------
                                                                            $   40,379,000    $    (5,838,212)  $    34,540,788
                                                                            ==============    ===============   ===============

         Amortization expense for the years ended December 31, 2005 and 2004 was
         $5,604,683, and for the years ending December 31, is as follows:

         2006...................................................    $  5,604,683
         2007...................................................       5,604,683
         2008...................................................       5,429,191
         2009...................................................       1,392,883
         2010...................................................       1,392,883

4.       Line of Credit and Long-Term Obligations

         On December 29, 2004 the Company went through a re-capitalization where it retired its existing debt of $31,657,331 (net of discount of
         $294,526) and assumed new debt of $85,000,000. The Company incurred a
         $4,040,062 loss on the early extinguishment of the debt as a result of the immediate write off of deferred financing costs of $3,499,569 related to the acquisition of the debt, along with prepayment penalties related to the sub-debt of $245,967 and unamortized discount of
         $294,526.

         As of December 31, 2005, the Company's credit facility consists of
         $52,800,000 of senior term loans, with amortizing principal quarterly payments of $1,050,000, which began on March 1, 2005, and $27,000,000 in subordinated term loans. Additionally, the Company has available a
         $2,500,000 revolving loan. The senior term loans and revolver mature beginning on December 29, 2009, while the subordinated term loans mature on December 29, 2012. Interest on the credit facility is generally based on a spread over the LIBOR rates. The subordinated term loans also include payment in kind interest at the rate of 3% and 4%.
         The credit facility is guaranteed by BMS, LLC and contains financial covenants related to EBITDA, total debt and interest charges, limits on capital expenditures, and is collateralized by all assets of the
         Company. Principal payments on the senior term loans and the subordinated loans outstanding at December 31, 2005 are $4,200,000 per year for the years ending December 31, 2006 through 2008; $3,200,000 for the year ending December 31, 2009; $37,000,000 for the year ending
         December 31, 2010; and $27,000,000 thereafter.

         As of December 31, 2005, the accrued interest on the long-term debt was
         $762,823; no borrowings were outstanding on the revolving loan; and the
         Company was in compliance with all covenants.

5.       Commitments and Contingencies

         The Company has noncancelable operating leases for office space expiring in April 2010. Additionally, the Company has noncancelable operating leases for office equipment expiring through July 2009.

         Future minimum lease payments during the years ended December 31 are as follows:

                                   Fiscal year
         2006.....................................................  $    275,842
         2007.....................................................       280,680
         2008.....................................................       288,227
         2009.....................................................       294,484
         2010.....................................................        98,496
                                                                    ------------

                                                                    $  1,237,729
                                                                    ============

         Total operating lease expense for the year ended December 31, 2005 was
         $233,369.

                                 Page 16 of 30

6.       Stockholders' Equity

         On December 28, 2004 the stockholders approved an amendment to the
         Company's Certificate of Incorporation authorizing 11,020,000 shares of which (i) 20,000 shares shall be Class A Common Stock, par value $0.01,
         (ii) 5,500,000 shares shall be Class B Common Stock, par value $0.01, and (iii) 5,500,000 shares shall be Class C Common Stock, par value
         $0.01. In the event of a liquidation, dissolution or merger of the company the holders of the Class A Common Stock are entitled to a preference payment in cash of their original purchase price plus a cumulative return at a rate of 30% per annum. Further, upon written notice a holder of Class B Common Stock may convert all or any such shares in to Class C Common Stock, which resulted in 4,221,012 shares of Class B common stock converted to Class C common stock.

         On December 28, 2004 the Company declared dividends of:

          o    $9,672.46 per share on all outstanding shares of Class A Common
               Stock payable in cash on January 3, 2005 to all stockholders of record on the close of business on June 15, 2005

          o    $5.24 per share on all outstanding shares of Class B Common Stock payable in cash on August 1, 2005 to all stockholders of record on the close of business on June 15, 2005

          o    $5.24 per share on all outstanding shares of Class C Common Stock payable in cash on January 3, 2005 to all stockholders of record on the close of business on December 31, 2004

          o    $993,778 to American Capital Financial Services in respect of warrants if they had been exercised.

7.       Employee Benefit Plans

         The Company has a defined contribution 401(k) plan covering substantially all employees. The Company matches 100% of the first 5%
         of employee contributions. Contributions were $555,087 and $471,322 for the years ended December 31, 2005 and 2004, respectively.

8.       Income Taxes

         At December 31, 2004, the Company had net operating loss carryforwards for federal income and state franchise tax purposes of approximately
         $1,363,000 and $1,705,000, respectively. These carryforwards were utilized in full in 2005.

         Deferred income taxes are recorded under the asset and liability method of accounting for income taxes, which requires the recognition of deferred income taxes, based upon the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities.

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical profitability and projections for future taxable income, management believes it is more likely than not the Company will realize the benefits of the deferred tax assets. Accordingly, no deferred tax asset valuation allowance was recorded at December 31, 2005.

         The components of the income tax provision for the years ended December
         31 are as follows:

                                                       2005            2004
                                                  ------------     ------------

         Current
         Federal .............................    $  3,689,020     $      6,414
         State ...............................         915,837               --
                                                  ------------     ------------
                                                     4,604,857            6,414
                                                  ------------     ------------
         Deferred
         Federal .............................        (376,100)      (1,567,867)
         State ...............................        (100,855)        (346,797)
                                                  ------------     ------------
                                                      (476,955)      (1,914,664)
                                                  ------------     ------------

                                                  $  4,127,902     $ (1,908,250)
                                                  ============     ============

                                 Page 17 of 30

         Actual income tax provision differs from the income tax provision computed by applying the U.S. federal statutory tax rate of 34% to income before provision for income taxes for operations for the years ended December 31, 2005 and 2004 as follows:

                                                                      2005            2004
                                                                  ------------    ------------
               Provision at the federal statutory rate ........   $  3,559,069    $ (1,678,938)
               State income taxes, net of federal benefit .....        537,888        (224,653)
               Meals and entertainment ........................         19,061          17,244
               Reversal of payable true up ....................             --         (39,553)
               True up ........................................         11,884          17,650
                                                                  ------------    ------------

                                                                  $  4,127,902    $ (1,908,250)
                                                                  ============    ============

         The components of the Company's deferred tax assets (liabilities) at
         December 31, 2005 and 2004 are as follows:

                                                                      2005           2004
                                                                  ------------    ------------
               Current deferred tax asset
               State taxes ....................................   $    116,005    $         --
                                                                  ------------    ------------
               Noncurrent deferred tax asset
               Depreciation and amortization ..................      2,236,010       1,221,149
               State taxes ....................................             --          68,138
               Net operating loss carryforward ................             --         585,773
                                                                  ------------    ------------
                  Noncurrent deferred tax asset ...............      2,236,010       1,875,060
                                                                  ------------    ------------

                                                                  $  2,352,015    $  1,875,060
                                                                  ============    ============

9.       Related Party Transactions

         The Company has a management agreement with Lincolnshire Management
         Inc., a majority stockholder in the Company. The fees under this agreement totaled $792,500 and $440,950 for the years ended December
         31, 2005 and 2004, respectively. Amounts owed to Lincolnshire
         Management Inc. are $46,720 and $10,500 as of December 31, 2005 and
         2004, respectively.

         The credit and note agreements are with American Capital Financial
         Services, Inc. who own approximately 5.5% of the outstanding shares along with warrants to purchase an additional 2% as of December 31,
         2005.

10.      Subsequent Events

         As of January 1, 2006, the Company incorporated a subsidiary, which is
         100% owned by Bankruptcy Management Solutions Inc. The subsidiary has not commenced operations.

         On February 8, 2006, the Company declared dividends of:

          o    $1.429 per share on all outstanding shares of Class B Common
               Stock payable in cash on February 10, 2006 to all stockholders of record on the close of business on February 9, 2006

          o    $1.429 per share on all outstanding shares of Class B Common
               Stock payable in cash on February 10, 2006 to all stockholders of record on the close of business on February 9, 2006

          o    $114,523 to American Capital Financial Services in respect of warrants if they had been exercised.

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